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                                                                     Exhibit 3.2
                                                                     -----------



                                     BYLAWS
                         AS AMENDED THROUGH MAY 4, 2001



                                       OF





                       CAPITAL ALLIANCE INCOME TRUST LTD.
                             A Delaware Corporation

                                     BYLAWS
                         as Amended through May 4, 2001

                                       Of

                       Capital Alliance Income Trust Ltd.

                             A Delaware Corporation
--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

ARTICLE I - THE TRUST: DEFINITIONS............................................1.
             1.1.   Name......................................................1.
             1.2.   Registered Office.........................................1.
             1.3.   Nature of Corporation.....................................1.
             1.4.   Definitions...............................................1.

ARTICLE II - DIRECTORS........................................................3.
             2.1.   Number, Term of Office and Qualifications of Directors....3.
             2.2    Vacancies.................................................4.
             2.3.   Nomination of Directors...................................4.
             2.4.   Place of Meetings.........................................4.
             2.5.   Meetings by Telephone.....................................4.
             2.6.   Organizational Meeting....................................4.
             2.7.   Other Regular Meetings....................................4.
             2.8.   Special Meetings..........................................4.
             2.9.   Quorum....................................................5.
             2.10.  Adjournment and Notice Thereof............................5.
             2.11.  Action Without Meeting....................................5.
             2.12.  Removal...................................................5.
             2.13.  Committees of the Board...................................5.
             2.14.  Directors' Compensation...................................5.

ARTICLE III - DIRECTORS' POWERS...............................................6.
             3.1.   Power and Authority of Directors..........................6.
             3.2.   Specific Powers and Authorities...........................6.
             3.3.   Additional Powers.........................................8.

ARTICLE IV - EMPLOYMENT OF ADVISOR............................................8.
             4.1.   Employment of Advisor.....................................8.
             4.2.   Term......................................................9.
             4.3.   Other Activities of Advisor...............................9.

ARTICLE V - INVESTMENT POLICY.................................................9.
             5.1.   General Statement of Policy...............................9.

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             5.2.   Invested Assets..........................................10.
             5.3.   Restrictions.............................................11.


ARTICLE VI - OFFICERS........................................................12.
             6.1.   Officers.................................................12.
             6.2.   Election of Officers.....................................12.
             6.3.   Appointed Officers.......................................12.
             6.4.   Removal and Resignation of Officers......................12.
             6.5.   Vacancies in Offices.....................................12.
             6.6.   Chairman of the Board....................................12.
             6.7.   Vice Chairman of the Board...............................12.
             6.8.   President................................................12.
             6.9.   Executive Vice Presidents, Senior Vice Presidents and
                    Vice Presidents..........................................13.
             6.10.  Secretary................................................13.
             6.11.  Treasurer................................................13.

ARTICLE VII - SHAREHOLDERS...................................................13.
             7.1.   Place of Meetings........................................13.
             7.2.   Annual Meetings..........................................13.
             7.3.   Special Meetings and Notice Thereof......................14.
             7.4.   Adjourned Meetings and Notice Thereof....................15.
             7.5.   Voting At Meetings of Shareholders.......................15.
             7.6.   Quorum...................................................15.
             7.7.   Action Without Meeting...................................16.
             7.8.   Proxies..................................................16.
             7.9.   Inspectors of Election...................................16.

ARTICLE VIII - MISCELLANEOUS.................................................18.
             8.1.   Record Dates and Closing of Transfer Books...............18.
             8.2.   Inspection of Corporate Records..........................18.
             8.3.   Inspection of Bylaws.....................................18.
             8.4.   Representation of Shares of Corporations.................18.
             8.5.   Shareholders' Disclosures; Redemption of Shares..........18.
             8.6.   Right to Refuse to Transfer Shares.......................19.
             8.7.   Limitation on Acquisition of Shares......................19.
             8.8.   Reliance.................................................19.

                                     BYLAWS
                         AS AMENDED THROUGH MAY 4, 2001
                                       OF

                       Capital Alliance Income Trust Ltd.
                             A Delaware Corporation
--------------------------------------------------------------------------------

                       ARTICLE I - THE TRUST: DEFINITIONS


                   1.1. Name. The name of the corporation is CAPITAL ALLIANCE INCOME TRUST LTD. (the "Corporation").

                   If Capital Alliance Advisors, Inc., or any parent, subsidiary, affiliate or successor of such corporation shall cease, for any reason, to render to the Corporation the services of Advisor as defined in
Section 1.4 hereof) pursuant to the contract referred to in Article IV hereof and any renewal or extension of such contract, then the Directors shall, upon request of Capital Alliance Advisors, Inc., or its successor, promptly amend the Certificate of Incorporation ("Certificate") of the Corporation to change the name of the Corporation to one which does not include any reference to "Capital Alliance" or any approximation thereof, and shall cease using the words "Capital Alliance" in its corporate documents and communications.

                   1.2. Registered Office. The registered office of the Corporation shall be at 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware. However, the Directors may, from time to time, change such location and maintain other offices or places of business within or without the State of Delaware, including the City and County of San Francisco, California. The name of the registered agent at such address is The Corporation Trust Company.

                   1.3. Nature of Corporation. The Corporation is a corporation organized under the laws of the State of Delaware, primarily to invest in, own and dispose of Home Equity Loans. It is intended that the Corporation shall carry on its business as a "real estate investment trust ("REIT") under the REIT Provisions of the Internal Revenue Code.

                   1.4. Definitions. The terms defined in this Section 1.4 and in the Certificate whenever used in these Bylaws shall, unless the context otherwise requires, have the respective meanings hereinafter specified in this
Section 1.4 and in the Certificate. In these Bylaws words in the singular number include the plural and in the plural number include the singular and a masculine reference includes the feminine.

                   All terms defined in Section 4.2 of the Certificate shall have the same meaning when used in these Bylaws.

                   (a) Act shall mean the Delaware General Corporation Law, as amended from time to time.

                   (b) Advisor shall mean any Person appointed, employed or contracted with by the Corporation under the provisions of Article IV hereof.

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                   (c) Affiliate shall mean, with respect to any Person (i) any
Person directly or indirectly controlling, controlled by, or under common control with another Person, (ii) any Person owning or controlling ten percent (10%) or more of the outstanding voting securities of such other Person, (iii) any officer, director or partner of such Person, and (iv) if such Person is an officer, director or partner, any company for which such Person acts in any capacity.

                   (d) Annual Meeting of Shareholders shall have the meaning set forth in the first sentence of Section 7.2(a).

                   (e) Appraised Value shall mean the value according to an appraisal made by an independent Qualified Appraiser of a professional valuation company. An "independent" appraiser is one who is not "controlled" by the Directors, the Advisor or its Affiliates. For purposes of the foregoing sentence, the term "control" shall have the meaning ascribed to it in Rule 405 under the Securities Act of 1933.

                   (f) Common Shares shall mean the Shares described in Section
4.1 of the Certificate.

                   (g) Common Shareholders shall mean the holders of the Common Shares.

                   (h) Code means the Internal Revenue Code of 1986, as amended from time to time.

                   (i) Controlling Person means any person, whatever his title, who performs executive or senior management functions for the Advisor or its Affiliates similar to those of executive or senior management officers, directors or partners; or those holding 5% or more equity interest in the Advisor or such Affiliate; or a person having the power to direct or cause the direction of the management level employees and policies of the Advisor or such Affiliate, whether through the ownership of a voting security, by contract or otherwise. For the purposes of this definition, not every person who carries a title such as vice president or senior vice president, corporate secretary or treasurer shall be considered a Controlling Person, unless such person performs the functions or has the powers described above, and even in the absence of a specific title, an executive in a senior management position shall be considered a Controlling Person.

                   (j) Certificate means the Certificate of Incorporation and all amendments, restatements, or modifications thereof.

                   (k) Financing means indebtedness incurred by the Corporation.

                   (l) Fiscal Quarter means the three-month period ending on the last day of the third, sixth, ninth and twelfth calendar months of each Fiscal Year of the Corporation.

                   (m) Gross Income means the gross income of the Corporation within the meaning of Section 61(a) of the Code.

                   (n) Majority in Interest means Shareholders holding more than 50% of the outstanding Shares of a specified class of Shares held by all Shareholders of the specified class of Shares at the Record Date for any vote of the Shareholders.

                   (o) Person means and includes natural persons, corporations, limited partnerships general partnerships, associations, companies, trusts, estates, custodians, nominees, or other individuals or entities in its own or any representative capacity.

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                   (p) Prime Rate means, during any calendar month, the prime rate (or base rate) reported in the Money Rates column of the Wall Street Journal published on the first business day of each month. In the event the Wall Street Journal ceases publication of the Prime Rate, the Prime Rate shall mean the prime rate (or base rate) in effect for Bank of America, San Francisco, California, on the first business day of each month.

                   (q) Prospectus means the prospectus of the Corporation pursuant to which the Corporation from time to time offers its Shares, as the same may at any time and from time to time be amended or supplemented after the effective date thereof.

                   (r) Purchase Price of Home Equity Loans means the price paid or amount loaned upon the purchase or making of a Home Equity Loan.

                   (s) Qualified Appraiser means an appraiser who (i) is approved by the Advisor, (ii) is registered on the approved appraiser list of at least four lending institutions, (iii) maintains at least $500,000 in errors and omissions insurance, and (iv) demonstrates qualification by membership in a recognized appraisal society or otherwise to the satisfaction of the Advisor.

                   (t) Record Holder means the holder of Shares as recorded on the books of the Corporation as of the close of business on a particular day.

                   (u) REIT means a real estate investment trust, as defined in Sections 856-860 of the Code.

                   (v) REIT Provisions of the Internal Revenue Code means Part II, Subchapter M of Chapter 1, of the Code, as now enacted or hereafter amended, or successor statutes, and regulations and rulings promulgated thereunder.

                   (w) Securities means any stock, shares, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise or in general any instruments commonly known as "securities" or any certificates of interest, shares or participation in temporary or interim certificates for, receipts for, guarantee of, or warrants, options or rights to subscribe to, purchase or acquire any of the foregoing.

                   (x) Shares means the shares of beneficial interest of the designated class of Shares of the Corporation as described in Section 4.1 of the Certificate, and, if no class is designated, all Shares of the Corporation outstanding at the designated time.

                   (y) Shareholders means, as of any particular time, all holders of record of outstanding Shares of the designated class of Shares (or series thereof) of the Corporation at such time, and, if no class is designated, all holders of record of all outstanding Shares of the Corporation.

                   (z) Sponsor means any Person directly or indirectly instrumental in organizing, wholly or in part, the Corporation, or any Person who will manage or participate in the management of the Corporation, and any Affiliate of any such Person. Sponsor does not include wholly independent third parties, such as attorneys, accountants and underwriters whose only compensation is for professional services rendered in connection with the offering of Shares.

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                             ARTICLE II - DIRECTORS


                   2.1. Number, Term of Office and Qualifications of Directors. There shall be no less than three (3) nor more than seven (7) Directors, until changed by amendment of the Certificate duly adopted amending this Article II. Each Director shall hold office until the expiration of his term and until the election and qualification of his successor. The directors shall be divided into three classes with Class One consisting of two directors, Class Two consisting of two directors, and Class Three consisting of one director. The term of office of Class One directors shall expire at the first, the term of office of the Class Two directors shall expire at the second, and the term of office of the Class Three director shall expire at the third annual meeting of shareholders held after the first election of directors in classes. At the first meeting of shareholders at which directors are elected, directors shall be elected in classes as set forth herein, with the directors in each class to be determined as provided in connection with that election. Each director shall serve until the end of the term for which elected and until a successor has been elected and qualified. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more classes or series of outstanding shares shall have the right, voting separately as a class or series, to elect one or more directors of the Corporation, the terms of the director or directors elected by those holders shall expire at the next succeeding Annual Meeting of Shareholders.

                   2.2 Vacancies. Vacancies and newly-created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the Directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced.

                   2.3. Nomination of Directors. Nominations for the election of Directors when a Director is removed or withdraws may be made by the Board of Directors or by any Shareholder entitled to vote in the election of Directors generally holding ten percent (10%) or more of the Shares outstanding; provided, however, any such Shareholder entitled to vote in the election of Directors generally may nominate one or more Persons for election as Directors at a meeting only if written notice of such Shareholder's intent to make such nomination or nominations has been given, by personal delivery, by registered mail, or by telegraphic or other facsimile transmission, and actually received by the Secretary of the Corporation not less than on a date in the current year which corresponds to a date at least one hundred twenty (120) days before the date on which the Corporation first mailed its proxy materials for the prior year's annual meeting of shareholders. Each such notice shall set forth: (a) the name and address of the Shareholder who intends to make the nomination and of the Person or Persons to be nominated; (b) a representation that the Shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the Person or Persons specified in the notice; (c) a description of all arrangements or understandings between the Shareholder and each nominee and any other Person or Persons (naming such Person or Persons) pursuant to which the nomination or nominations are to be made by the Shareholder; (d) such other information regarding each nominee proposed by such Shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities Exchange Act of 1934, as amended, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a Director if so elected. The Chairman of the meeting may refuse to acknowledge the nomination of any Person not made in compliance with the foregoing procedure.

                   2.4. Place of Meetings. Meetings of the Board of Directors may be held at any place within or outside the jurisdiction of incorporation that has been designated from time to time by resolution

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of the Board of Directors. In the absence of such a designation, regular meetings shall be held at the principal executive offices of the Corporation.

                   2.5. Meetings by Telephone. Unless otherwise restricted by the Certificate or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all Persons who participate in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

                   2.6. Organizational Meeting. Immediately following each Annual Meeting of Shareholders, the Board of Directors shall hold a regular meeting for the purpose of organization, any desired election of officers, and the transaction of any other business. Notice of the meeting is hereby dispensed with.

                   2.7. Other Regular Meetings. Other regular meetings of the Board of Directors may be held without call or notice at such times as shall from time to time be determined by the Board. Notice of all such meetings of the Board is hereby dispensed with.

                   2.8. Special Meetings. Special meetings of the Board of Directors may be called at any time, and for any purpose, by the Chairman of the Board, the President, any Vice President, the Secretary or any two directors.

                   Notice of the time and place of special meetings shall be delivered personally or by telephone or facsimile transmission to each Director or sent by first-class mail or telegram, charges prepaid, addressed to each Director at that Director's address as it is shown on the records of the Corporation. In case the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. In case the notice is delivered personally, or by telephone, facsimile transmission or telegram, it shall be delivered personally or by telephone, facsimile transmission or to the telegraph company at least twenty-four (24) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the Director or to a Person at the office of the Director, who the Person giving the notice has reason to believe will promptly communicate it to the Director. The notice need not specify the purpose of the meeting nor the place if the meeting is to be held at the principal executive offices of the Corporation.

                   2.9. Quorum. At all meetings of the Board of Directors, a majority of the authorized number of Directors shall constitute a quorum for the transaction of business, and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate. If a quorum shall not be present at a meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice, other than announcement at the meeting, until a quorum shall be present.

                   2.10. Adjournment and Notice Thereof. A majority of the Directors present, whether or not constituting a quorum, may adjourn any meeting to another time or place.

                   Notice of the time and place of holding an adjourned meeting need not be given to absent Directors if the time and place are fixed at the meeting adjourned.

                   2.11. Action Without Meeting. Unless otherwise restricted by the Certificate or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any

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committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

                   2.12. Removal. Unless otherwise restricted by the Certificate or these Bylaws, any director or the entire Board of Directors may be removed, with or without cause, by the holder of a majority of Shares entitled to vote at an election of Directors.

                   2.13. Committees of the Board. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee. In the absence of disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it, but no such committee shall have the power or authority in reference to amending the Certificate, adopting an agreement of merger or consolidation, recommending to the Shareholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the Shareholders a dissolution of the Corporation or a revocation of a dissolution, or amending the Bylaws of the Corporation; and, unless the resolution or the Certificate expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

                   2.14. Directors' Compensation. Directors who are not officers or Shareholders of the Advisory Company shall receive reasonable compensation for their services as determined by the Board of Directors from time to time. Such compensation may be set from time to time by resolution of the Board of Directors. Directors shall be reimbursed for expenses incurred in attending meetings of the Board of Directors.


                         ARTICLE III - DIRECTORS' POWERS


                   3.1. Power and Authority of Directors. The Directors, subject only to the specific limitations contained in the Certificate, the Act or these Bylaws, shall have, without further or other authorization, and free from any power or control on the part of the Shareholders, full, absolute and exclusive power, control and authority over the business and affairs of the Corporation, and may do all such acts and things as in their sole judgment and discretion are necessary for or incidental to or desirable for the carrying out of any of the purposes of the Corporation or the conducting of the business of the Corporation. Any determination made in good faith by the Directors of the purposes of the Corporation or the existence of any power or authority hereunder shall be conclusive. In construing the provisions of the Certificate, the Act or these Bylaws, presumption shall be in favor of the grant of powers and authority to the Directors. The

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enumeration of any specific power or authority herein shall not be construed as limiting the general powers or authority or any other specified power or authority conferred herein upon Directors.

                   3.2. Specific Powers and Authorities. Subject only to the express limitations contained in the Certificate, the Act or these Bylaws, and in addition to any powers and authorities conferred by the Certificate, the Act or these Bylaws, or which the Directors may have by virtue of any present or future statute or rule or law, the Directors without any action or consent by the Shareholders shall have and may exercise at any time and from time to time the following powers and authorities which may or may not be exercised by them in their sole judgment and discretion and in such manner and upon such terms and conditions as they may from time to time deem proper:

                   (a) To retain, invest and reinvest the capital or other funds of the Corporation in real or personal property of any kind (including, without limitation, Home Equity Loans and Securities), and to increase the capital of the Corporation at any time by the issuance of additional Shares for such consideration as they deem appropriate;

                   (b) For such consideration as they deem proper, to invest in, purchase or otherwise acquire for cash or other property or through the issuance of Shares or through the issuance of notes, debentures, bonds or other obligations of the Corporation and hold for investment real, personal or mixed, tangible or intangible, property of any kind wherever located in the world, including without limitation (i) the entire or any participating interest in rents, lease payments or other income from, or the entire or any participating interest in the profits from, or the entire or any participating interest in, the equity or ownership of Home Equity Loans or other interests in real property; (ii) in connection with any such investment, purchase or acquisition, a share of interest or profits from Home Equity Loans or rents, lease payments or other gross income from, or a share of the profits from, or a share in the equity, ownership or other interest in real property, either directly (through the securitization of Home Equity Loans) or through joint venture, general or limited partnerships, or other lawful combinations or associations with independent third parties or with the Advisor or its Affiliates or a combination of such Persons; and (iii) Securities of every nature;

                   (c) To sell, rent, lease, hire, exchange, release, partition, assign, mortgage, pledge, hypothecate, grant security interests in, encumber, negotiate, convey, transfer or otherwise dispose of any and all of the Corporation's assets by deeds, trust deeds, assignments, bills of sale, transfers, leases, mortgages, financing statements, security agreements and other instruments for any of such purposes executed and delivered for and on behalf of the Corporation or the Directors by one or more of the Directors or by a duly authorized officer, employee, agent or any nominee of the Corporation;

                   (d) To issue, subject to the provisions of the Certificate, Shares, bonds, debentures, notes or other evidences of indebtedness, which may
(i) be secured or unsecured, (ii) be subordinated to any indebtedness of the Corporation, (iii) be convertible into Shares (or any class or series thereof), and (iv) include options, warrants and rights to subscribe to, purchase or acquire any of the foregoing, all without vote of or other action by the Shareholders, to such Person for such case, property or other consideration (including Securities issued or created by, or interests in any Person) at such time or times and on such terms as the Directors may deem advisable and to list any of the foregoing Securities issued by the Corporation on any securities exchange and to purchase or otherwise acquire, hold, cancel, reissue, sell and transfer any of such Securities;

                   (e) To enter into leases, contracts, obligations, and other agreements for a term extending beyond the term of office of the Directors or for a lesser term;

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                   (f) To borrow money and give negotiable or non-negotiable
instruments therefor; to guarantee, indemnify or act as surety with respect to payment or performance of obligations of third parties; to enter into other obligations on behalf of the Corporation; and to assign, convey, transfer, mortgage, subordinate, pledge, grant security interests in, encumber or hypothecate the Corporation's assets to secure any of the foregoing;

                   (g) To lend money through Home Equity Loans or otherwise, and whether secured or unsecured;

                   (h) To create reserve funds for any purpose;

                   (i) To incur any pay out of the Corporation's assets any charges or expenses, and disburse any funds of the Corporation, which charges, expenses or disbursements are, in the opinion of the Directors, necessary for or incidental to or desirable for, and are incurred in connection with, the carrying out of any of the purposes of the Corporation or the conducting of the business of the Corporation, including without limitation taxes and other governmental levies, charges and assessments of whatever kind or nature, imposed upon or against the Directors in connection with the Corporation or the Corporation's assets or upon or against the Corporation's assets or any part thereof, and for any of the purposes herein;

                   (j) To deposit funds or Securities held by the Corporation in banks, trust companies, savings and loan associations and other depositories, whether or not such deposits will draw interest, the same to be subject to withdrawal on such terms and in such manner and by such Person or Persons (including any one or more Directors, officers, agents or representatives) as the Directors may determine;

                   (k) To possess and exercise all the rights, powers and privileges appertaining to the ownership of all or any interests in Mortgages, Home Equity Loans, or Securities issued or created by, any Person, forming part of the Corporation's assets, to the same extent that an individual might, and, without limiting the generality of the foregoing, to vote or give any consent, request or notice, or waive any notice, either in person or by proxy or power of attorney, with or without power of substitution, to one or more Persons, which proxies and powers of attorney may be for meetings or action generally or for any particular meeting or action, and may include the exercise of discretionary powers;

                   (l) To enter into joint ventures, general or limited partnerships and any other lawful combinations or associations with independent third parties or with the Advisor or its Affiliates or a combination of such Persons;

                   (m) To elect, appoint, engage or employ such officers for the Corporation as the Directors may determine, who may be removed or discharged at the discretion of the Directors, such officers to have such powers and duties, and to serve such terms and at such compensation, as may be prescribed by the Directors or by these Bylaws; to engage or employ any Persons (including any Director or officer and any Person with which any Director or officer is directly or indirectly connected) as agents, representatives, employees, or independent contractors (including, without limitation, real estate advisors, loan servicing agents, investment advisors, transfer agents, registrars, underwriters, accountants, attorneys at law, real estate agents, managers, appraisers, brokers, architects, engineers, construction managers, general contractors or compensation managers, general contractors or otherwise) in one or more capacities, and to pay compensation from the Corporation for services in as many capacities as such Person may be so engaged or employed; and, except as prohibited by law, to delegate any of the powers and duties of the Directors to any one or more Directors, advisors, agents, representatives, officers, employees, independent contractors or other Persons;

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                   (n) To determine from time to time, the value of all or any part of the Corporation's assets and of any services, Securities, assets, or other consideration to be furnished to or acquired by the Corporation, and from time to time to revalue all or any part of the Corporation's assets in accordance with such appraisals or other information as are, in the Director's sole judgment, necessary and/or satisfactory;

                   (o) To collect, sue for, and receive all sums of money or other assets coming due to the Corporation, and to engage in, intervene in, prosecute, join, defend, compound, compromise, abandon or adjust, by arbitration or otherwise, any actions, suits, proceedings, disputes, claims, controversies, demands or other litigation relating to the Corporation, the Corporation's assets or the Corporation's affairs, to enter into agreements therefor, whether or not any suit is commenced or claim accrued or asserted and, in advance of any controversy, to enter into agreements regarding arbitration, adjudication or settlement thereof;

                   (p) To renew, modify, release, compromise, extend, consolidate, or cancel, in whole or in part, any obligation to or of the Corporation;

                   (q) To purchase and pay for out of the Corporation's assets insurance contracts and policies insuring the Corporation's assets against any and all risks and insuring the Corporation and/or any or all of the Directors, the Shareholders, officers, employees, agents, investment advisors or independent contractors of the Corporation against any and all claims and liabilities of every nature asserted by any Person arising by reason of any action alleged to have been taken or omitted by the Corporation or by any such person as Director, Shareholder, officer, employee, agent, investment advisor or independent contractor, whether or not the Corporation would have the power to indemnify such person against such liability;

                   (r) To cause legal title to any of the Corporation's assets to be held by and/or in the name of the Directors, or except as prohibited by law, by and/or in the name of the Corporation or one or more of the Directors or any other Person, on such terms, in such manner, with such powers in such Person as the Directors may determine, and with or without disclosure that the Corporation or Directors are interested therein;

                   (s) To adopt a fiscal year for the Corporation, and from time to time to change such fiscal year;

                   (t) To adopt and use a seal (but the use of seal shall not be required for the execution of instruments or obligations of the Corporation);

                   (u) To make, perform, and carry out, or cancel and rescind, contracts of every kind for any lawful purpose without limit as to amount, with any Person, firm, trust, association, corporation, municipality, country, parish, state, territory, government or other municipal or governmental subdivision. These contracts shall be for such duration and upon such terms as the Directors in their sole discretion shall determine; and

                   (v) To do all other such acts and things as are incident to the foregoing, and to exercise all powers which are necessary or useful to carry on the business of the Corporation, to promote any of the purposes for which the Corporation is formed, and to carry out the provisions of the Certificate and these Bylaws.

                   3.3. Additional Powers. The Directors shall additionally have and exercise all the powers conferred by the laws of Delaware upon corporations or real estate investment trusts formed under such laws, insofar as such laws are not in conflict with the provisions of the Certificate and these Bylaws.


                       ARTICLE IV - EMPLOYMENT OF ADVISOR


                   4.1. Employment of Advisor. The Directors are responsible for the general policies of the Corporation and for such general supervision of the business of the Corporation conducted by all officers, agents, employees, advisors, managers or independent contractors of the Corporation as may be necessary to insure that such business conforms to the provisions of the Certificate and these Bylaws. However, the Directors shall not be required personally to conduct all the business of the Corporation, and consistent with their ultimate responsibility as stated above, the Directors shall have the power to appoint, employ or contract with any Person (including one or more of themselves or any corporation, partnership, or trust in which one or more of them may be directors, officers, stockholders, partners or Directors) as the Directors may deem necessary or proper for the transaction of the business of the Corporation. The Directors may, therefore, employ or contract with such Person (herein referred to as the "Advisor" but may also be referred to as "Manager"), and the Directors may grant or delegate such authority to the Advisor as the Directors may in their sole discretion deem necessary or desirable without regard to whether such authority is normally granted or delegated by Directors. Capital Alliance Advisors, Inc., a California corporation, shall be the Advisor or Manager to the Corporation pursuant to the agreement provided for herein.

                   The Directors (subject to the provisions of Sections 4.2) shall have the power to determine the terms and compensation of the Advisor or any other Person whom they may employ or with whom they may contract. The Directors may exercise broad discretion in allowing the Advisor to administer and regulate the operations of the Corporation, to act as agent for the Corporation, to execute documents on behalf of the Directors, and to make executive decisions which conform to general policies and general principles previously established by the Directors.

                   4.2. Term. The Directors shall not enter into any advisory or management contract with the Advisor unless such contract has a term (other than the initial term) of no more than two (2) years and provides for bi-annual renewal or extension thereafter. Extensions of the advisory contract shall be subject to the approval of a Majority in Interest of the Shareholders. The term of the initial advisory contract shall expire on December 31, 1998. The advisory or management contract with the Advisor may be terminated by the Advisor upon 120 days' prior written notice, or by the Corporation without cause by action of the Directors, subject to approval of such action by the Directors by vote or consent of a Majority in Interest of the Shareholders of the Corporation and upon 120 days' prior written notice. The advisory or management contract shall also require the Advisor to cooperate with the Corporation to provide an orderly management transition after any termination.

                   4.3. Other Activities of Advisor. The Advisor shall not be required to administer the investment activities of the Corporation as its sole and exclusive function and may have other business interests and may engage in other activities similar or in addition to those relating to the Corporation, including the rendering of services and advice to other Persons (including other real estate investment trusts) and the management of other investments (including investments of the Advisor and its Affiliates). The Directors may request the Advisor to engage in, or manage and advise, other activities or investments which complement the Corporation's investments, including those conducted through a subsidiary of the Corporation and the

Advisor may receive compensation or commissions therefor from the Corporation, its Affiliates, or other Persons.

                   The Advisor shall be required to use its best efforts to present a continuing and suitable investment program to the Corporation which is consistent with the investment policies and objectives of the Corporation, but neither the Advisor nor any Affiliate of the Advisor shall be obligated to present any particular investment opportunity to the Corporation even if such opportunity is of a character which, if presented to the Corporation, could be taken by the Corporation, and, subject to the foregoing, shall be protected in taking for its own account or recommending to others, such particular investment opportunity. The Advisor or its Affiliates, or a combination thereof, may enter into joint ventures or other lawful combinations or associations with the Corporation in connection with the acquisition and ownership of Home Equity Loans, mortgage loans or other real or personal property investments.

                   Upon request of any Director, the Advisor and any Person who controls, is controlled by, or is under common control with the Advisor, shall from time to time promptly furnish the Directors with information on a confidential basis as to any investments within the Corporation's investment policies made by the Advisor or such other Person for its own account.


                                               ARTICLE V - INVESTMENT POLICY


                   5.1. General Statement of Policy. The Directors intend, to the extent funds are not fully invested in Home Equity Loans or other mortgage loans or investments contemplated herein to invest the Corporation's assets in investments such as: (i) short-term government securities, certificates of deposit and bank deposits, (ii) Securities of government agencies, (iii) bankers' acceptances, (iv) certificates of deposit, (v) deposits in commercial banks, (vi) participation in pools of mortgages or bonds and notes such as Federal Home Loan Mortgage Corporation participation sale certificates ("Freddie Mac PC's"), Government National Mortgage Association modified pass-through certificates ("Ginnie Mae's"), and/or (vii) other short-term investment Securities and money market funds. The Directors intend to invest, directly or indirectly, primarily in the ownership or other interests in Home Equity Loans. The Directors may also participate or invest in investments with other investors, including investors (which may include the Advisor or its Affiliates) having investment policies similar to those of the Corporation, on the same or different terms, and the Advisor may act as advisor to such other investors, including investors who have the same or similar investment policies.

                   It is the intention and policy of the Directors that the Capital Contributions (less reserves and except for interim and other authorized investments) will be primarily invested, directly or indirectly (through a subsidiary or otherwise), in Home Equity Loans and other mortgage loans which consist of loans secured by trust deeds on single family residential properties and two-to-four unit residential properties located in the States of California, Oregon, Washington, Nevada, Utah and Colorado. It is also the intention and policy of the Directors that the Combined Loan-to-Value ratio of the amount of the Home Equity Loan and of the lien of any other indebtedness to which the Home Equity Loan is subordinate shall not exceed seventy-five percent (75%) of the Appraised Value of the subject property securing the Home Equity Loan (provided that such limitation shall not apply to residential mortgage loans originated or acquired by a subsidiary of the Corporation). The Corporation will not invest in loans secured primarily by commercial, agricultural or undeveloped or raw land or properties although such properties may be taken as additional security for Home Equity Loans, and up to twenty-five percent (25%) of the appraised value of such properties may be considered in the Loan-to-Value computations for a Home Equity Loan.

                   The Corporation will require title insurance on all Home Equity Loans, and will require standard hazard and casualty insurance for the benefit of the Corporation on all property securing a Home Equity Loan.

                   Subject to the investment restrictions in Section 5.3, the Directors may alter any or all of the above-described investment policies and may take such actions in connection therewith if they should determine such change or actions to be in the best interest of the Corporation and its Shareholders. Subject to the preceding sentence, the Directors shall endeavor to invest the Corporation's assets in accordance with the investment policies set forth in this Article V, but the failure so to invest its assets shall not affect the validity of any investment made or action taken by the Directors.

                   The general purpose of the Corporation, at such time as it elects to qualify as a REIT, will be to make investments and to seek income which qualify under the REIT Provisions of the Internal Revenue Code provided, however, that no Director, officer, employee, agent, investment advisor or independent contractor of the Corporation shall be liable for any act or omission resulting in the loss of tax benefits under the Internal Revenue Code, except for that arising from his own bad faith, willful misconduct, gross negligence or reckless disregard of his duties.

                   5.2. Invested Assets. To the extent that the Corporation has assets not otherwise invested in accordance with Section 5.1, the Directors may invest such assets in:

                   (a) obligations of, or guaranteed by, the United States Government or any agencies or political subdivisions thereof (and hedge investments with respect to such obligations);

                   (b) obligations of, or guaranteed by, any state, territory or possession of the United States of America or any agencies or political subdivisions thereof;

                   (c) securities of a subsidiary of the Corporation permitted by the REIT Provisions of the Code without affecting the Corporation's status as a REIT; and

                   (d) evidences of deposits in, or obligations of, banking institutions, state and federal savings and loan associations and savings institutions which are members of the Federal Deposit Insurance Corporation or of the Federal Home Loan Bank System.

                   5.3. Restrictions. The Corporation shall not:

                   (a) invest in any foreign currency (except as necessary for the offer of the Corporation's securities in a foreign state), bullion, commodities, or commodities futures contracts (which shall not be deemed to include investments under Section 5.2(a), above);

                   (b) invest in contracts for the sale of real estate;

                   (c) engage in any short sale (except in connection with a long sale);

                   (d) invest in Mortgage loans on commercial or agricultural property or on undeveloped land or raw land; provided that a security interest in such properties may be taken as additional security for a Home Equity Loan and up to twenty-five percent (25%) of the appraised value of such property may be considered in determining the combined loan-to-value ratio of such Home Equity Loan so long as the residential property securing the Home Equity Loan is the primary security for such loan;

                   (e) other than in connection with a public offering of the Corporation's Shares, grant options or warrants to purchase Shares at exercise prices less than their fair market value or for a noncash consideration which has a market value less than the value of the subject Shares on the date of grant of the options or warrants, unless such options or warrants are issued as part of a financing arrangement or a corporate compensation, pension or profit-sharing plan. In no event shall options or warrants be exercisable later than five (5) years from any date of grant, and the aggregate number of Shares issuable at any time by exercise of outstanding options or warrants shall not exceed an amount equal to 10% of the outstanding Shares of any class on the date of grant plus options granted to underwriters in connection with a public offering of the Corporation's Shares;

                   (f) issue "redeemable securities" as defined in Section 2(a)(32) of the Investment Company Act of 1940;

                   (g) engage in trading as compared with investment activities (except to the extent permitted by the REIT Provisions of the Code without affecting the Corporation's status as a REIT), or engage in the business of underwriting or agency distribution of Securities issued by others;

                   (h) hold property primarily for sale to customers in the ordinary course of the trade or business of the Corporation or any subsidiary thereof (except to the extent permitted by the REIT Provisions of the Code without affecting the Corporation's status as a REIT), but this prohibition shall not be construed to deprive the Corporation of the power to sell any Home Equity Loan or to sell any property which it owns at any time by reason of foreclosure of a Home Equity Loan or to conduct a mortgage banking business through a subsidiary corporation (in which it has a controlling economic interest) to the extent permitted by the REIT Provisions of the Code without affecting the Corporation's status as a REIT;

                   (i) make any loan to the Advisor of the Corporation;

                   (j) engage in any practice or transaction wherein the Advisor, Directors or any Affiliate receives any rebate, kick-back or other reciprocal payments in the course of their dealings with the Corporation;

                   (k) borrow money on the security of the Corporation's portfolio of Home Equity Loans in an amount in excess of four (4) times the total shareholder's equity as set forth on the Corporation's most recent audited balance sheet; and

                   (l) other than in connection with the termination and liquidation of the Corporation, sell, convey, assign, transfer or otherwise dispose of fifty percent (50%) or more of the Corporation's assets in one or more related transactions with a single or related parties, without the approval of a Majority-in-Interest of the Shareholders, voting by class.

                              ARTICLE VI - OFFICERS


                   6.1. Officers. The officers of the Corporation shall be a President, a Secretary and a Treasurer. The Corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, a Vice Chairman of the Board, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 6.3 hereof. Any number of offices may be held by the same Person.

                   6.2. Election of Officers. The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Sections 6.3 or 6.5 hereof, shall be chosen by the Board of Directors, and each shall serve at the pleasure of the Board, subject to the rights, if any, of an officer under any contract of employment.

                   6.3. Appointed Officers. The Board of Directors may appoint, and may empower the President to appoint, such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the Bylaws or as the Board of Directors may from time to time determine.

                   6.4. Removal and Resignation of Officers. Subject to the rights, if any, of any officer under any contract of employment, any officer may be removed, either with out without cause, by a majority of the Board of Directors, at any regular or special meeting of the Board or, except in case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

                   Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

                   6.5. Vacancies in Offices. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to that office.

                   6.6. Chairman of the Board. The Chairman of the Board, if such an officer be elected, may, if present, preside at meetings of the Board of Directors or delegate such authority to the President. The Chairman of the Board shall exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or as prescribed by these Bylaws.

                   6.7. Vice Chairman of the Board. The Vice Chairman of the Board of Directors, if such an officer be elected, shall exercise and perform such duties as may be assigned to him by the Board of Directors or as prescribed by these Bylaws.

                   6.8. President. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the President shall be the chief executive officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and the officers of the Corporation. He shall preside at all meetings of the Shareholders and, pursuant to appropriate delegation by the Chairman of the Board, at all meetings of the Board of Directors. He shall have the general powers and duties of management usually vested in the office of the President of a Corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or by these Bylaws.

                   6.9. Executive Vice Presidents, Senior Vice Presidents and Vice Presidents. The Executive Vice Presidents, Senior Vice Presidents and the Vice Presidents, if such officers be elected, shall have such powers and perform such duties as form time to time may be prescribed for them respectively by the Board of Directors or by these Bylaws, and by the President or the Chairman of the Board.

                   6.10. Secretary. The Secretary shall keep or cause to be kept, at the principal executive office or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and Shareholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice given, the names of those present at directors' meetings or committee meetings, the number of Shares present or represented at Shareholders' meetings, and the proceedings.

                   The Secretary shall keep, or cause to be kept, at the principal executive office, a share register, or a duplicate share register, showing the names of all Shareholders and their addresses, the number and class of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

                   The Secretary shall give, or cause to be given, notice of all meetings of the Shareholders and of the Board of Directors required by these Bylaws or Bylaw to be given; shall keep the seal of the Corporation, if one be adopted, in safe custody; and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by these Bylaws.

                   6.11. Treasurer. The Treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and Shares. The books of account shall, at all reasonable times, be open to inspection by any Director.

                   The Treasurer shall deposit all monies and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the President and the Directors, whenever they request it, an account of all of the Treasurer's transactions as Chief Financial Officer and of the financial condition of the Corporation, and shall have other powers and perform such other duties as may be prescribed by the Board of Directors or by these Bylaws.

                           ARTICLE VII - SHAREHOLDERS


                   7.1. Place of Meetings. All annual and all other meetings of Shareholders shall be held at the principal office of the Corporation, or at any other place within or without the State of Delaware which may be designated either by the Board of Directors pursuant to authority hereinafter granted to said board, or by the written consent of all Shareholders entitled to vote thereat, given either before of after the meeting and filed with the Secretary of the Corporation.

                   7.2. Annual Meetings.

                   (a) Time of Holding. The Annual Meetings of Shareholders shall be held on the first Wednesday in June of each year at 10:00 o'clock a.m.; provided, however, that should said day fall upon a legal holiday, then any such Annual Meeting of Shareholders shall be held at the same time and place or the next day thereafter ensuing which is not a legal holiday, and, provided, further, that the Directors may designate a different time and place for the holding of such meeting if it so decides. At such meetings Directors shall be elected, reports of the affairs of the Corporation shall be considered, and any other business may be trans acted which is within the powers of the Shareholders.

                   (b) Notice. Written notice of each Annual Meeting shall be given to each Shareholder of record entitled to vote, either personally or by mail or other means of written communication, charges prepaid, addressed to such Shareholder at his address appearing on the books of the Corporation or given by him to the Corporation for the purpose of notice. If a Shareholder gives no address, notice shall be deemed to have been given if sent by mail or other means of written communication addressed to the place where the principal office of the Corporation is situated or if published at least once in some newspaper of general circulation in the county in which said office is located. All such notices shall be sent to each Shareholder entitled thereto not less that ten
(10) days and not more than sixty (60) days before each Annual Meeting, shall specify the place, the day and the hour of each such meeting and those matters which the Board of Directors, at the time of the notice, intends to present for action by the Shareholders.

                   (c) Advance Notice of Shareholder Proposals. No proposal by any Shareholders other than two or more members of the Board of Directors, the Chairman of the Board, or the President shall be submitted for approval of the Shareholders at any Annual Meeting of the Shareholders, unless the Shareholder advancing such proposal shall have given timely notice thereof to the Chairman of the Board, the President, or the Secretary of the Corporation. To be timely, such notice shall be delivered or mailed by registered mail or by telegraphic or other facsimile transmission, and actually received not less than on a date in the current year which corresponds to a date at least one hundred twenty (120) days before the date on which the Corporation first mailed its proxy materials for the prior year's annual meeting of shareholders. Such notice shall set forth as to each matter such Shareholder proposes to bring before the meeting (i) a reasonably detailed description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and the business and residence address of the Shareholder proposing such business, (iii) the class and number of Shares of stock of the Corporation which are owned by such Shareholder, (iv) any material interest of such Shareholder in such business; and (v) any other information that is required to be provided by such Shareholder pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder. Notwithstanding anything in these Bylaws to the contrary, no business proposed by any Shareholders other than two or more members of the Board of Directors, the Chairman of the Board or the President shall be conducted at an Annual Meeting of Shareholders except in accordance with the procedures set forth in this subsection 7.2(c). The Chairman of the meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of these Bylaws, and if he should so determine, he shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.

                   7.3. Special Meetings and Notice Thereof.

                   (a) How Called. Special meetings of the Shareholders for any proper purpose whatsoever may be called at any time by the President or by two Directors or the Chairman of the Board or by Shareholders holding an aggregate of not less than 10% of the outstanding Shares of the Corporation ("10% Shareholders"). A special meeting may be called by any 10% Shareholder(s) only upon written request delivered or mailed by registered mail or by telegraphic or other facsimile transmission to the Chairman of the Board, the President or the Secretary of the Corporation, which request contains a reasonably detailed description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting. If a special meeting of Shareholders is called upon the request of any 10% Shareholder(s), then the Chairman of the Board shall cause notice thereof to be promptly given to the Shareholders entitled to vote in accordance with the provisions of this Article
VII. Any special meeting will be held on the date and at the time designated by the Chairman of the Board or the Board of Directors, which shall be not less than ten (10) nor more than sixty (60) days after the giving of notice thereof. If the notice is not given with twenty (20) days after receipt of the request, the Shareholders requesting the meeting may give the notice. Nothing contained in this Section 7.3 shall be construed as limiting, fixing or affecting the time when a meeting of Shareholders called by action of the Chairman of the Board, the President or two or more members of the Board of Directors may be held or the nature of the business that may be transacted at such meeting.

                   (b) Notice. Except in special cases where other express provision is made by statute, notices of special meetings shall be given in the same manner as for Annual Meetings of Shareholders. Notices of any special meeting shall specify, in addition to the place, the day and the hour of such meeting, the general nature of the business to be transacted, and no other business may in fact be transacted. In the case of any special meeting called at the request of any 10% Shareholder(s), the only business which may be proposed by such 10% Shareholder in the notice of the meeting, or proposed by such 10% Shareholder(s) to be transacted at the meeting, shall be the business specified in such 10% Shareholder(s)' request for a special meeting. In the case of any special meeting called at the request of any 10% Shareholder(s), however, the President, any two Directors or the Chairman of the Board may bring business before the meeting which is in addition to the business proposed by the 10% Shareholder(s), which additional business may be proposed by the President, any two Directors or the Chairman of the Board in the notice of the Meeting.

                   (c) Conduct of Meetings. The Chairman of the Board of Directors (or such other person as may be designated by the Board of Directors to chair any annual or special meeting of the Shareholders) (the "Chairman") shall be authorized to determine or to establish procedures governing the organization of each annual or special meeting of Shareholders, the order of business to be considered at such meetings and all matters relating to the conduct of such meetings, including, without limitation, admission to the meetings and admission procedures, the persons entitled to address the meetings, time limits for speaking, question and answer periods, the permissibility or impermissibility of utilizing court reporting equipment, tape recorders, cameras or other mechanical devices, the opening and closing of the polls, and, subject to Section 7.5, the inspection and counting of proxies and ballots. Meetings shall be conducted in a manner designed to accomplish the business of the meetings in a prompt and orderly fashion, without distraction and disruption.

Roberts' Rules of Order or any other manual of parliamentary procedure shall have no applicability to the conduct of such Shareholders' meetings unless otherwise determined by the Chairman of the Board.

                   7.4 Adjourned Meetings and Notice Thereof. Any Shareholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the Chairman of the Board or by the vote of the majority of the Shares, the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum no other business may be transacted at such meeting.

                   When any other Shareholders' meeting, either annual or special, is adjourned for more than forty-five (45) days or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of a special meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting other than by announcement at the meeting at which such adjournment is taken.

                   7.5. Voting At Meetings of Shareholders. Subject to the right of the Board of Directors to provide otherwise, only persons in whose name Shares entitled to vote standing on the stock records of the Corporation on the day immediately preceding the day upon which notice of any meeting of Shareholders is given, as provided in this Article, shall be entitled to notice of and to vote at such meeting, notwithstanding any transfer of any Shares on the books of the Corporation after such record date; provided, however, the Board of Directors may in advance fix a record date other than that otherwise provided for herein, and, provided, further, such record date shall not be more than sixty (60) days nor less then ten (10) days prior to such meeting.

                   Such vote may be via voce or by ballot; provided, however, that all elections for Directors must be held by ballot upon demand made by a Shareholder at any election and before the voting begins. The candidates receiving the highest number of votes up to the number of Directors to be elected shall be elected.

                   7.6. Quorum. The presence in person or by proxy of persons entitled to vote a majority of the voting Shares at any meeting shall constitute a quorum for the transaction of business. Except as provided in the next sentence, the affirmative vote of a majority of the Shares represented and voting at a duly held meeting at which a quorum is present (which Shares voting affirmatively also constitute at least a majority of the required quorum), shall be an act of the Shareholders, unless a vote of a greater number is required herein, or by the Certificate or the Act. The Shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least the majority of the Shares required to constitute a quorum.

                   7.7. Action Without Meeting. Except as elsewhere provided in the Certificate or in these Bylaws, any action which may be taken at any annual or special meeting of the Shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by the holders of all of the outstanding Shares. Directors may not be elected by written consent except by unanimous written consent of all Shares entitled to vote for the election of Directors.

                   Any Shareholder giving a written consent, or the Shareholder's proxy holders, or a transferee of the Shares or a personal representative of the Shareholder to their respective proxy holders, may revoke the consent by a writing received by the Corporation prior to the time that written consents of the number

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of Shares required to authorize the proposed action have been filed with the
Secretary of the Corporation, but may not do so thereafter. Such revocation is effective upon its receipt by the Secretary of the Corporation.

                   7.8. Proxies. Every person entitled to vote or execute consents shall have the right to do so either in person or by one or more agents authorized by a written proxy executed by such person or his duly authorized agent and filed with the Secretary of the Corporation, provided that no such proxy shall be valid after the expiration of three (3) years from the date of its execution unless the person executing it specifies therein the length of time for which such proxy is to continue in force.

                   A proxy shall be deemed signed if the Shareholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the Shareholder or the Shareholder's attorney in fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless revoked by the Person executing it before the vote pursuant to that proxy by (a) a writing delivered to the Corporation stating that the proxy is revoked, (b) execution of a subsequent proxy, (c) attendance at the meeting and voting in person, or (d) transfer of the Shares represented by the proxy to a transferee who becomes a Shareholder of record prior to the record date established for the vote. Such validly executed proxy otherwise may be revoked by written notice of the death or incapacity of the maker of that proxy received by the Corporation before the vote pursuant to that proxy is counted.

                   7.9. Inspectors of Election. Before any meeting of Shareholders, the Board of Directors may appoint any Persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, the Chairman of the meeting may, and on the request of any Shareholder or a Shareholder's proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall not be less than two. If inspectors are appointed at a meeting on the request of one or more Shareholders or proxies, the holders of a majority of Shares or their proxies present at the meeting shall determine the precise number of inspectors to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the Chairman of the meeting may, and upon the request of any Shareholder or a Shareholder's proxy shall, appoint a Person to fill that vacancy.

                   The inspectors shall:

                            (a) Determine the number of Shares outstanding and
                  the voting power of each, the Shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;

                            (b) Receive votes, ballots, or consents;

                            (c) Hear and determine all challenges and questions
                  in any way arising in connection with the right to vote;

                            (d) Count and tabulate all votes or consents;

                            (e) Determine when the polls shall close;

                            (f) Determine the result; and

                            (g) Do any other acts that may be proper to conduct
                  the election or vote with fairness to all Shareholders.

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
                          ARTICLE VIII - MISCELLANEOUS


                   8.1. Record Dates and Closing of Transfer Books. From time to time the Directors may fix a future date, not exceeding sixty (60) days preceding the date of any meeting of Shareholders or the date fixed for the payment of any dividend or distribution or for the allotment of rights or when any change or conversion or exchange of Shares is to go into effect as the record date for the determination of the Shareholders entitled to notice of and to vote at any such meeting or to receive any such dividend or distribution or any allotment of rights or to exercise the rights with respect to any such change, conversion or exchange of Shares. If a time is so fixed only Shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting or to receive such dividend or distribution or allotment of rights or to exercise such rights, as the case may be, notwithstanding any transfer of Shares on the books of the Corporation after the record date so fixed. The Directors may close the books of the Corporation against transfers of Shares during the whole or any part of the period between the record date and the date so fixed for the meeting, payment, distribution, allotment, change or exercise of rights.

                   8.2. Inspection of Corporate Records. The share register or duplicate share register, the books of account, and the minutes of the proceedings of the Shareholders and Directors shall be open to inspection upon the written demand of any Shareholder at any reasonable time and for a purpose reasonably related to his interests as a Shareholder and shall be exhibited at any time when required by the demand of ten percent (10%) or more of the Shares represented at any Shareholders' meeting. Such inspection may be made in person or by an agent or attorney and shall include the right to make extracts at the expense of the Shareholder. Demand of inspection other than at a Shareholders' meeting shall be made in writing upon the President, Secretary or Assistant Secretary of the Corporation.

                   8.3. Inspection of Bylaws. The Directors shall keep at the principal office for the transaction of business of the Corporation the original or a copy of these Bylaws as amended or otherwise altered to date, certified by the Secretary, which shall be open to inspection by the Shareholders at all reasonable times during office hours.

                   8.4. Representation of Shares of Corporations. The President or any Vice President and the Secretary or Assistant Secretary of the Corporation, acting either in person or by a proxy or proxies designated in a written instrument duly executed by said officers, are authorized to vote, represent, and exercise on behalf of the Corporation all rights incident to any shares of any corporation standing in the name of the Corporation.

                   8.5. Shareholders' Disclosures; Redemption of Shares. The Shareholders shall upon demand disclose to the Directors in writing such information with respect to direct and indirect ownership of the Shares as the Directors deem necessary to comply with the provisions of the Code and the regulations thereunder as the same shall be from time to time amended or to comply with the requirements of any other taxing authority. If the Corporation has elected to qualify as a REIT and the Directors shall at any time and in good faith be of the opinion that direct or indirect ownership of Shares of the Corporation has or may become concentrated to an extent which would prevent the Corporation from qualifying as a REIT under the REIT Provisions of the Code, the Directors shall have the power by lot or other means deemed equitable by them to prevent the transfer of and/or call for redemption a number of such Shares sufficient in the opinion of the Directors to maintain or bring the direct or indirect ownership of Shares of the Corporation into conformity with the requirements for such a REIT. The redemption price shall be (i) the last reported sale

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
price of the Shares on the last business day prior to the redemption date on the principal national securities exchange or quotation system on which the Shares are listed or admitted to trading, or (ii) if not determined as aforesaid, as determined in good faith by the Directors; provided, however, that the provisions of Section 4.3(c) of the Certificate shall control with respect to the redemption of Series A Preferred Shares. From and after the date fixed for redemption by the Directors, the holder of any Shares so called for redemption shall cease to be entitled to dividends, distributions, voting rights and other benefits with respect to such Shares, excepting only to the right to payment of the redemption price fixed as aforesaid. For the purpose of this Section 8.5, the term "individual" shall be construed as provided in Section 542(a)(2) of the Internal Revenue Code or any successor provisions and "ownership" of Shares shall be determined as provided in Section 544 of the Internal Revenue Code or any successor provision.

                   8.6. Right to Refuse to Transfer Shares. Whenever it is deemed by them to be reasonably necessary to protect the tax status of the Corporation, the Directors may require a statement or affidavit from each Shareholder or proposed transferee of Shares or warrants or similar rights to purchase Shares, setting forth the number of Shares (and warrants, rights or options to purchase Shares) already owned by him and any related Person specified in the form prescribed by the Directors for that purpose. If, in the opinion of the Directors, which shall be conclusive upon any proposed transferor or proposed transferee of Shares or Warrants any proposed transfer or exercise would jeopardize the status of the Corporation as a REIT under the Internal Revenue Code of 1954, as now enacted or as hereafter amended, the Directors may refuse to permit such transfer or exercise. Any attempted transfer or exercise as to which the Directors have refused their permission shall be void and of no effect to transfer any legal or beneficial interest in the Shares or Warrants. All contracts for the sale or other transfer or exercise of Shares or Warrants shall be subject to this provision.

                   8.7. Limitation on Acquisition of Shares.

                   (a) Subject to the provisions of Section 8.7(b), no person may own in excess of 9.8% of the total outstanding Shares, and no Shares shall be transferred or issued (for example, upon the exercise of Warrants) to any person if, following such transfer, such person's direct or indirect ownership of Shares would exceed this limit. For the purpose of this Section 8.7, ownership of Shares shall be computed in accordance with Internal Revenue Code Sections 542(a) and 544.

                   (b) If Shares are purportedly acquired by any person in violation of this Section 8.7, such acquisition shall be valid only to the extent it does not result in a violation of this Section 8.7, and such acquisition shall be null and void with respect to the excess ("Excess Shares"). Excess Shares shall be deemed to have been acquired and to be held on behalf of the Corporation, and, as the equivalent of Treasury Shares for such purpose, shall not be considered to be outstanding for quorum or voting purposes, and shall not be entitled to receive dividends, interest or any other distribution.

                   (c) This Section 8.7 shall apply to the acquisition of Shares by means other than through the Corporation's Dividend Reinvestment Plan, if any. So long as any person so holds more than 9.8% of the outstanding Shares, a lower percentage limit may be established by the Directors to the extent necessary to assure, to the extent possible, that no five persons own more than 50% of the outstanding Shares.

                   (d) The Corporation shall, if deemed necessary or desirable to implement the provisions of this Section 8.7, include on the face or back of each Share or Warrant certificate issued by the Corporation an appropriate legend referring the holder of such certificate to the restrictions contained in this Section 8.7 and stating that the complete text of this Section 8.7 is on file with the Secretary of the Corporation at the Corporation's offices.

                   (e) Nothing herein contained shall limit the ability of the Directors to impose, or to seek judicial or other imposition of additional restrictions if the Corporation has elected to be taxed under the REIT Provisions of the Code and deemed necessary or advisable to protect the Corporation and the interests of its Shareholders by preservation of the Corporation's status as a qualified real estate investment trust under the REIT Provisions of the Code.

                   (f) If any provision of this Section 8.7 or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issue, the validity of the remaining provisions shall not be affected and the other applications of such provisions shall be affected only to the extent necessary to comply with the determination of such court.

                   8.8. Reliance. The Directors and officers may consult with counsel, and the advice or opinion of such counsel shall be full and complete personal protection to all of the Directors and officers in respect of any action taken or suffered by them in good faith and in reliance on and in accordance with such advice or opinion. In discharging their duties, Directors and officers, when acting in good faith, may rely upon financial statements of the Corporation represented to them to be correct by the Chairman or the officer of the Corporation having charge of its books of account, or stated in a written report by an independent certified public accountant fairly to present the financial position of the Corporation. The Directors may rely, and shall be personally protected in acting, upon any instrument or other document believed by them to be genuine.


                            CERTIFICATE OF SECRETARY

                   I, the undersigned, do hereby certify that:

                   1. I am the Secretary of CAPITAL ALLIANCE INCOME TRUST LTD., a Delaware corporation; and

                   2. The foregoing Bylaws represent the Bylaws duly adopted by the Directors of the Corporation on May 4, 2001.

                                             CAPITAL ALLIANCE INCOME TRUST LTD.

Dated: May 4, 2001.                          By: Linda St. John, Secretary